UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): January 24, 2006

dELiA*s, INC.

(Exact name of registrant as specified in its charter)

Delaware	333-128153	20-3397172
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

435 Hudson Street, New York, New York 10014

(Address of principal executive offices)(Zip Code)

Registrant’s telephone number, including area code: (212) 807-9060

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4 (c))

Section 5 – Corporate Governance and Management

Item 5.02(b) and (c) Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

On January 25, dELiA*s, Inc. (“dELiA*s” or the “Company”) issued a press release announcing the appointment of John Holowko, Jr. as Chief Financial Officer of the Company. Mr. Holowko, age 42, began his position as Chief Financial Officer on January 24, 2006. Mr. Holowko joins the Company from Alloy, Inc. (“Alloy”), where he had served as the Senior Vice President of Finance since November of 2004. Prior to joining Alloy, Mr. Holowko served as the Chief Accounting Officer and Corporate Controller of Standard Motor Products, Inc., which he joined in August of 1999.

Mr. Holowko will also serve as dELiA*s’ Principal Financial Officer and Principal Accounting Officer, replacing Walter Killough and Andrew Firestone, respectively, in those positions, each of whom was serving in such capacity pending the appointment of a new Chief Financial Officer. Mr. Killough continues to serve as dELiA*s’ Chief Operating Officer and Mr. Firestone continues to serve as dELiA*s’ Vice President – Finance.

Mr. Holowko’s employment will be at-will. He will receive a salary of $300,000 per year and will be eligible for an annual bonus targeted at not less than 20% of his base salary. Mr. Holowko has received options to purchase 100,000 shares of dELiA*s common stock with an exercise price of $7.43 per share. Such options will vest in four equal annual installments. Mr. Holowko will also be entitled to severance equal to six month’s base salary plus medical and dental benefits if he is terminated other than for cause.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

dELiA*s, Inc.
(Registrant)

Date: January 25, 2006	/s/ Robert E. Bernard
Robert E. Bernard, Chief Executive Officer

EXHIBIT INDEX

Exhibit Number	Description
10.1	Offer Letter dated November 21, 2005 (incorporated by reference from the dELiA*s, Inc. Amendment No. 4 to the Registration Statement on Form S-1/A filed on December 9, 2005; Registration Statement No. 33-128153)*

10.2	Form or Stock Option Agreement (incorporated by reference from the dELiA*s, Inc. Amendment No. 1 to the Registration Statement on Form S-1/A filed on October 27, 2005;Registration Statement No. 33-128153)*

99.1	Press Release dated January 25, 2006**

*	Previously filed
**	Filed herewith